As filed with the Securities and Exchange Commission on October 19, 2015

Registration No. 333-202814

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No  3 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StemGen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6799	54-1812385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 Town and Country Blvd., Suite 300

Houston, Texas 77024

Telephone: (832)-431-3292

Facsimile: (832) 431-3001

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John David Walls

Chief Executive Officer

800 Town and Country Blvd., Suite 300

Houston, Texas 77024

Telephone: (832) 431-3292

Facsimile: (832) 431-3001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Sonfield, Jr.

Sonfield & Sonfield

2500 Wilcrest Drive

3rd Floor

Houston, Texas 77042

Telephone: (713)877-8333

Facsimile: (713)877-1547

Email: robert@sonfield.com

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	3,900,000	$2.25	$8,775,000	$883.64

(1) No additional registration fee is due as a result of the increased offering price in reliance on Rule 457(a) of the Securities Act of 1933, because the increase is based solely on the average of the high and low sales prices of the Company's common stock as reported on the OTC Market Group, Inc.'s OTCQB tier on July 14, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October ____, 2015

PRELIMINARY PROSPECTUS

3,900,000 Shares

StemGen, Inc.

Common Stock

_______________________

This prospectus relates solely to sales of StemGen, Inc. common stock by the selling stockholders named in this prospectus. The selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each of the selling stockholders may be deemed an affiliate of ours. See " Prospectus Summary - Selling Stockholders. "

These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices. The distribution of the common stock by the selling stockholders may be effected from time to time through brokerage transactions, block trades, purchases by a broker/dealer as principal and resale by the broker-dealer for its account, privately negotiated transactions and any other method permitted by applicable law. The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" for a further description of how the selling stockholders may dispose of the common stock covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of common stock to be offered by the selling stockholders. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

Our common stock is reported on the OTC Market Group, Inc.'s OTCQB tier under the symbol “SGNI”. On October 13, 2015, the last reported sale price of our common stock was $1.10 per share.

_______________________

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act, sometime called the JOBS Act. For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 11.

We are currently in the development stage and have minimal operations and revenues to date and there can be no assurance that we will be successful in furthering our operations and revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 for a discussion of factors that you should consider before buying shares of our common stock.

_______________________

The purchase of shares of our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 7 before determining if an investment in any shares of StemGen, Inc.'s common stock is suitable for you.

_______________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_______________________

Prospectus dated October ___, 2015

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	4
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	6
RISK FACTORS	7
USE OF PROCEEDS	12
DILUTION	13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.	13
SELLING STOCKHOLDERS	16
DESCRIPTION OF CAPITAL STOCK	17
DESCRIPTION OF BUSINESS	18
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	22
EXECUTIVE COMPENSATION	24
SUMMARY COMPENSATION TABLE	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND MORE INFORMATION	30
INDEX TO FINANCIAL STATEMENTS	F - 1

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders may sell certain shares of our common stock in one or more offerings. When the selling stockholders sell shares of common stock under this registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may add, update or change the information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision.

We have not authorized anyone to provide any information other than that contained in this prospectus or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings "Where you can find more information." The information is available to you without charge upon your request from us at the following address and telephone number:

StemGen, Inc.

Attn: Investor Relations

800 Town and Country Blvd., Suite 300

Houston, Texas 77024

832-431-3292

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. When we use the words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

•	future financial and operating performance and results;

•	business strategy and budgets;

•	technology;

•	financial strategy;

•	amount, nature and timing of capital expenditures;

•	competition and government regulations;

•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	property acquisitions and sales; and

•	plans, forecasts, objectives, expectations and intentions.

 All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

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These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" in this prospectus.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

•	our ability to maintain pricing;

•	deterioration of the credit markets;

•	our ability to raise additional capital to fund future capital expenditures;

•	increased vulnerability to adverse economic conditions due to indebtedness;

•	competition within our industry;

•	asset impairment and other charges;

•	our limited operating history on which investors will evaluate our business and prospects;

•	loss of key executives;

•	management control over shareholder voting;

•	inadequacy of insurance coverage for certain losses or liabilities;

•	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof;

•	future legislative and regulatory developments; and

•	effects of climate change.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please review the "Risk Factors" included in this prospectus so that you are aware of the various risks associated with the common stock.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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PROSPECTUS SUMMARY

This summary highlights information about us and the common stock offering. It is not complete and may not contain all of the information that you should consider before making your investment decision. We encourage you to read this prospectus and the documents to which we refer in their entirety before making a decision to invest, including the information set forth under the heading "Risk Factors." In addition, certain statements contained in this prospectus include forward-looking information that involves many risks and uncertainties, including but not limited to those discussed under "Cautionary Statements Regarding Forward-Looking Statements." Unless the context clearly indicates otherwise, references in this prospectus to the "Company," "we," "us," "our" or other similar terms mean StemGen, Inc.

Overview

We were incorporated in Delaware in 1992, and in 1996 acquired all of the assets of Infotechnology, Inc., a Delaware company, following the completion of Infotech's Chapter 11 Bankruptcy reorganization. As a result of a series of transactions during the 1980's, our business was the maintenance of our equity interest in and note receivable from Comtex News Network, Inc. and equity interest in Analex Corporation. Beginning September 25, 2006 and concluding October 1, 2006, we disposed of all of our assets and terminated business operations.

After disposing of our assets, October 1, 2006, until the private sale of 10,000,000 unregistered shares, May 27, 2014, we were seeking candidates for a business combination. As a result we may have been considered a "blank check" company as defined in Section 3 (a)(51) of the Securities Exchange Act of 1934, because we were vigorously searching for an appropriate acquisition candidate. We identified an acquisition target and entered into a letter of intent on December 24, 2012 for a business combination. However the transaction did not go forward and the letter of intent was terminated August 6, 2013.

StemGen is a business accelerator. It is in the business of investing in private companies and assisting those companies to execute their business plans. The Company searches for targets that have a market-ready product or process that requires additional assistance to move ahead and be a dominant player in their market. The targets must have a unique product or service that has the ability to disrupt or change the market in which they operate.

Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014 and receipt of proceeds in the amount of $297,000 along with receipt of the $19,500 that we raised through the sale of 3,900,000 shares that are being offered for sale by the selling shareholders in this prospectus, we completed reorganizational matters, finalized our business plan, prepared the financial statements, had the financials audited and developed the other information presented in this prospectus.

We commenced implementation of our business plan when we purchased, by agreement dated May 15, 2015, Ironclad Group Holdings Corp.'s, 100% membership interest in Global Visionary Investments LLC, a Sugar Land, Texas based consulting and business planning company established in 2014, as a means to facilitate the process of driving possible target leads and vetting potential investments in those targets. We purchased Global Visionary for cash payments of $50,000 and the issuance of a convertible note for $100,000. As of June 30, 2015, we had paid $35,000 of the $50,000. The remaining $15,000 was paid after the close of the fiscal year. The convertible note matures on May 15, 2018 and bears interest at 10% per year. The note is convertible into shares of our common stock at 25% of the volume weighted average closing price of the Company’s common stock for the five trading days prior to the notice of intent to convert. In no event shall the conversion rate be lower than $0.05 per share.

Global Visionary has a limited exclusive license with SOKAP, a Canadian corporation. SOKAP provides business intelligence in deal sourcing and target vetting. Through their proprietary geo-targeting software platform, the acquisition targets have the opportunity to market their products and services in a unique way through licensing specific territories for the sale of their products or services. This creates a unique sales channel opportunity that does not currently have any competitors.

We believe that the acquisition of Global Visionary represents a beneficial opportunity to diversify and expand our business platform to attract a larger audience of potential investment targets.

The Company has no plans or intention to be acquired or merge with an operating business entity nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type transaction.

The Offering

Securities offered	This prospectus relates to the resale from time to time of up to 3,900,000 shares of our common stock, par value $0.001 per share, held by the selling stockholders named herein.

Common stock outstanding	14,083,927 shares as of October 13, 2015 including the shares offered hereby.

Use of Proceeds

The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Listing of Common Stock	Our common stock trades on the OTC Market Group, Inc.'s OTCQB tier under the symbol SGNI.

Transfer Agent	American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219

Fees and Expenses	We will pay the fees and expenses related to the offering.

Plan of Distribution

The selling stockholders intend to dispose of the shares covered by this registration statement on a delayed or continuous basis at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Risk Factors

Before you invest in our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled " Risk Factors " beginning on the following page of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

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RISK FACTORS

You should carefully consider the following risk factors discussed below and the matters addressed under "Cautionary Statements Regarding Forward-Looking Statements," together with all the other information presented in this prospectus, including our audited consolidated financial statements and related notes. The risks described below are all the risks presently known to us that we currently deem material. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with a history of operating losses and expect to continue to realize losses in the near future. Currently our operations are producing no revenue, and we currently rely on investments by third parties to fund our business. Even when we begin to generate revenues from operations, we may not become profitable or be able to sustain profitability.

We are a development stage company. For the year ended June 30, 2015 , we incurred a net loss of $ 491,999 and are not currently receiving revenue from our operations. We recognized net income during the fiscal year ended June 30, 2014 only due to the forgiveness of accrued interest payable. We expect to continue to incur net losses and negative cash flow from operating activities in the near future. The size of these losses will depend, in large part, on whether we develop our business strategy in a profitable manner. To date, we have had no operating revenues. Because we do not yet have a revenue stream resulting from sales or other operations, there can be no assurance that we will achieve material revenues in the future. Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since reentry to the development stage; (ii) our lack of operating revenues since inception through the date of this prospectus; and (iii) our dependence on the sale of equity securities to continue in operation. We have recently sold 13,900,000 shares of common stock, including the shares registered for sale in this prospectus for a total of $316,500. However, we expect to incur significant losses in the foreseeable future. Our financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. For these reasons our auditors stated in their report dated October 13, 2015 on the financial statements for the year ended June 30, 2015, included in this prospectus, that they have substantial doubt we will be able to continue as a going concern. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our limited operations may not be sufficient for investors to evaluate our business and prospects.

We were formed in 1992. Since October 1, 2006 the development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. We commenced implementation of our business plan when we purchased, by agreement dated May 15, 2015, Ironclad Group Holdings Corp.'s, 100% membership interest in Global Visionary Investments LLC, a Sugar Land, Texas based consulting and business planning company established in 2014. Our ability to go forward with our business plan is dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. In addition to the $100,000 of debt we issued to cover the initial payment to Ironclad and the $ 19,500 that we raised through the sale of shares that are being offered for sale by the selling shareholders, we estimate we will need an additional $425,000 to fully implement our business plan. We have taken initial steps to secure the $425,000 in additional financing that we will need to implement our business plan, but have no definitive agreement to acquire the funds. Furthermore, even if we successfully execute our business and establish operations, there is no guarantee that there will be a significant participant in the market for our services or that we will achieve significant revenues, if any.

We might not succeed in our strategies for accelerating businesses.

From time to time, we will attempt to enhance or invest in additional businesses. We expect to continue to seek investment opportunities that we believe will increase long-term shareholder value, but we may not be able to find and identify businesses at acceptable prices and terms. Enhancing businesses involve risks and uncertainties, including potential difficulties integrating businesses and personnel; the possible loss of key customers or employees most knowledgeable about the acquired business; implementing and maintaining consistent U.S. public company standards, controls, procedures, policies, and information systems; exposure to unknown liabilities; business disruption; and management distraction. Investments, or joint ventures could also lead us to incur additional debt and related interest expenses, issue additional shares, and become exposed to contingent liabilities, as well as lead to dilution in our earnings per share and reduction in our return on average invested capital.

We also evaluate from time to time the potential disposition of assets or businesses that may no longer meet our growth, return, or strategic objectives. In selling assets or businesses, we may not get prices or terms as favorable as we anticipated. We could also encounter difficulty in finding buyers on acceptable terms in a timely manner, which could delay our accomplishment of strategic objectives. Expected cost savings from reduced overhead relating to the sold assets may not materialize, and the overhead reductions could temporarily disrupt our other business operations. Any of these outcomes could negatively affect our financial performance.

The forward-looking estimates presented in this prospectus may differ from our actual results.

The forward-looking estimates we have included in this prospectus are based upon a number of assumptions and on information that we believe is reliable as of today. However, these forward-looking estimates and assumptions are inherently subject to significant business and economic uncertainties, many of which are beyond our control. These forward-looking estimates are necessarily speculative in nature, and you should expect that some or all of the assumptions will not materialize. Actual results will vary from the forward-looking estimates and the variations will likely be material and are likely to increase over time. Consequently, the inclusion of these forward-looking estimates in this prospectus should not be regarded as a representation by us or any other person that the forward-looking estimates will actually be achieved. Moreover, we do not intend to update or otherwise revise these forward-looking estimates to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events. You, as a holder of the shares, are cautioned not to place undue reliance on the forward-looking estimates.

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We may not be able to finance the growth of our business, which we expect will require significant amounts of capital, including the acquisition of equipment, the development and construction of our distribution and processing facilities.

Our business model is capital-intensive. As a result, we must obtain funds from equity or debt financings to help develop and construct our distribution and processing facilities, to help identify and develop new projects, acquire additional equipment and to help pay the general and administrative costs of operating our business. We may not be able to obtain the needed funds on terms acceptable to us, or at all. Furthermore, because we may rely on debt financing to develop our projects, increases in long-term interest rates could significantly increase our cost of capital. If we are unable to raise additional funds when needed, we could be required to delay the acquisition of equipment or the development and construction of our projects, including our distribution and processing facilities, reduce the scope of projects or abandon or sell some or all of our development projects or default on our contractual commitments in the future, any of which would adversely affect our business, financial condition and results of operations.

Our inability to control the inherent risks of acquiring and integrating businesses in the future could adversely affect our operations.

Our management believes attracting client companies is a key element of our business strategy in the future. We may be required to incur substantial indebtedness to finance performance of future clients and also may issue equity securities in connection with such activities. We may not be able to secure additional capital to fund our objectives. If we are able to obtain financing, such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to stockholders. Client companies may not perform as expected and may be dilutive to our overall operating results. Additional risks we expect to face include:

•	retaining and attracting key employees;

•	retaining and attracting new customers;

•	increased administrative burden of advising client companies;

•	assessing and maintaining an effective internal control environment over an client business in order to comply with public reporting requirements;

•	developing and integrating our sales and marketing capabilities;

•	managing our growth effectively;

•	integrating operations following accepting a client company;

•	providing operating enhancements to a new line of business; and

•	increased logistical problems common to larger, more expansive operations.

If we fail to manage these risks successfully, our business could be harmed.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Our growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities through both organic growth, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrences of unexpected expansion difficulties, including the failure to recruit and retain experienced managers, engineers and other professionals in our industry, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

The following factors could also present difficulties for us:

•	lack of sufficient executive-level accounting and administrative personnel;

•	increased burden on existing personnel;

•	long lead times associated with acquiring additional equipment, including potential delays; and

•	ability to maintain the level of focused service attention to our customers.

The failure to adequately manage these factors could also have a material adverse effect on our business, financial condition and results of operation.

We recently underwent a change in management, and the current management has no experience with our Company.

We underwent a change in management January 20, 2015. The new director and sole executive officer of the Company was not previously an employee of or otherwise involved in the management of the Company. While Mr. Walls has prior business experience, he had no prior experience with the operations of this Company.

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One of our stockholders has the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Landor Investment Corp., a Panama corporation, currently owns 1,000,000 shares of Series E preferred stock and 10,105, 442 shares of common stock. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. As a result, Landor could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition. Any stockholders in favor of a matter that is opposed by this stockholder cannot overrule the vote of Landor Investment Corp.

John David Walls is our sole director and officer and the loss of Mr. Walls could adversely affect our business.

Since Mr. Walls is currently our sole director and officer, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no "key man" life insurance at this time.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management's attention and resources.

Risks Related to our Common Stock

If we are a shell company, liquidity in our common stock will be affected .

Pursuant to Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended, and Rule 144(i) thereunder , a “shell company” is defined as a company that has (i) no or nominal operations and (ii) either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

We commenced operation of our business plan when we purchased, by agreement dated May 15, 2015, Ironclad Group Holdings Corp.'s, 100% membership interest in Global Visionary Investments LLC, a Sugar Land, Texas based consulting and business planning company established in 2014. Therefore, we are no longer a shell.

We lack an established trading market for our common stock, and you may be unable to sell your common stock at attractive prices or at all.

There is currently a limited trading market for our common stock in the OTC Market Group, Inc.'s OTCQB tier under the symbol SGNI. There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;

•	changes in our industry and competitors;

•	our financial condition, results of operations and prospects;

•	any future issuances of our common stock, which may include primary offerings for cash, and the grant or exercise of stock options from time to time;

•	general market and economic conditions; and

•	any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a company registered under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

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Lack of Independent Directors.

The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors and lack an audit committee of the board of directors. Audit committee communications will have to go directly to board members and addressed with the board of directors. We can provide no assurances that we will be able to attract and maintain independent directors on our board or form an audit committee in compliance with Sarbanes-Oxley.

We do not expect to pay cash dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-À-vis our privately held and larger public competitors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the "Exchange Act"), commonly referred to as the "penny stock rule." Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of "penny stock" that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC's penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. "Accredited investors" are persons with assets in excess of $1,000,000 (excluding the value of such person's primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

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There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We currently qualify as an "emerging growth company" under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a "large accelerated filer, " as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also not qualify as a smaller reporting company.

Trading in our common stock on the OTC Market Group, Inc.'s OTCQB tier is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Trading in our common stock is currently published on the OTC Market Group, Inc.'s OTCQB tier. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

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We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find the common stock less attractive because we may rely on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and our stock price may be more volatile and could cause our stock price to decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Market Group, Inc.'s OTCQB tier is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

The sale of shares by the selling stockholders may compete with proposed sales by our existing stockholders and could cause the price of our common stock to decline.

We are registering for sale 3,900,000 shares. The number of shares offered for sale under this prospectus depends upon market liquidity at the time. Sales of the shares may cause the trading price of our common stock to decline.

Sales of shares under the registration statement, of which this prospectus is a part, will result in competition to the interests of other holders of our common stock. The sale of a substantial number of shares, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The selling stockholders paid less than the then-prevailing market price for our common stock.

The shares offered for sale by this prospectus were purchased for $0.005 per share which is significantly less than the recent trading price of our common stock. The selling stockholders have a financial incentive to sell the shares immediately to realize the profit equal to the difference between the discounted purchase price and the market price. If the shares are sold, the price of our common stock could decrease. If our stock price decreases, the selling stockholders may have a further incentive to sell their shares. These sales may have a further adverse impact on our stock price.

We are registering 3,900,000 shares for sale under the registration statement of which this prospectus is a part. The sales of such shares could depress the market price of our common stock.

We are registering 3,900,000 shares under the registration statement of which this prospectus is a part. The 3,900,000 shares represent approximately 33% of our shares of common stock outstanding. The sale of these shares into the public market could depress the market price of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering.

In connection with this offering, we will incur certain issuance costs, consisting of various registration, printing and professional services fees. We will expense these costs as incurred.

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DILUTION

The sale of 3,900,000 shares of our common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for common stock

Our common stock currently trades on the OTC Market Group, Inc.'s OTCQB tier under the symbol "SGNI". The following table sets forth, for the periods indicated, the prices of the common stock in the over-the-counter market, as reported and summarized by OTC Markets Group, Inc. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions. There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

	High	Low
Fiscal Year Ended June 30, 2015
Quarter ended June 30, 2015	$2.25	$1.80
Quarter ended March 31, 2015	$1.80	$1.40
Quarter ended December 31, 2014	$1.95	$1.40
Quarter ended September 30, 2014	$2.50	$1.90

Fiscal Year Ended June 30, 2014
Quarter ended June 30, 2014	$11.00	$2.50
Quarter ended March 31, 2014	$7.00	$5.00
Quarter ended December 31, 2013	$5.50	$4.50
Quarter ended September 30, 2013	$6.00	$5.00

Fiscal Year Ended June 30, 2013
Quarter ended June 30, 2013	$6.75	$5.00
Quarter ended March 31, 2013	$7.60	$1.20
Quarter ended December 31, 2012	$4.00	$0.80
Quarter ended September 30, 2012	$4.00	$2.80

Holders

We had approximately 96 record holders of our common stock as of October 13, 2015 , according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware Business Corporations Act, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Caution Regarding Forward-Looking Information

All statements contained in this registration statement, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," and similar expressions . All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

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Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Company's views as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion and analysis should be read in connection with the Company's financial statements and related notes thereto, as included in this report.

Overview

We were incorporated in Delaware in 1992, and in 1996 acquired all of the assets of Infotechnology, Inc., a Delaware company, following the completion of Infotech's Chapter 11 Bankruptcy reorganization. As a result of a series of transactions during the 1980's, our business was the maintenance of our equity interest in and note receivable from Comtex News Network, Inc. and equity interest in Analex Corporation. Beginning September 25, 2006 and concluding October 1, 2006, we disposed of all of our assets and terminated business operations.

After disposing of our assets, October 1, 2006, until the private sale of 10,000,000 unregistered shares, May 27, 2014, we were seeking candidates for a business combination. As a result we may have been considered a "blank check" company as defined in Section 3 (a)(51) of the Securities Exchange Act of 1934, because we were vigorously searching for an appropriate acquisition candidate. We identified an acquisition target and entered into a letter of intent on December 24, 2012 for a business combination. However the transaction did not go forward and the letter of intent was terminated August 6, 2013.

Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014 and receipt of proceeds in the amount of $297,000 along with receipt of the $ 19,500 that we raised through the sale of shares that are being offered for sale by the selling shareholders, we completed reorganizational matters, finalized our business plan and prepared the financial statements and other information presented in this prospectus.

StemGen is a business accelerator. It is in the business of investing in private companies and assisting those companies to execute their business plans. The Company searches for targets that have a market-ready product or process that requires additional assistance to move ahead and be a dominant player in their market. The targets must have a unique product or service that has the ability to disrupt or change the market in which they operate.

We commenced implementation of our business plan when we purchased, by agreement dated May 15, 2015, Ironclad Group Holdings Corp.'s, 100% membership interest in Global Visionary Investments LLC, a Sugar Land, Texas based consulting and business planning company (“Global Visionary”) established in 2014, as a means to facilitate the process of driving possible target leads and vetting potential investments in those targets. We purchased Global Visionary for cash payments of $50,000 and the issuance of a convertible note for $100,000. As of June 30, 2015, we had paid $35,000 of the $50,000. The remaining $15,000 was paid after the close of the fiscal year. The convertible note matures on May 15, 2018 and bears interest at 10% per year. The note is convertible into shares of our common stock at 25% of the volume weighted average closing price of the Company’s common stock for the five trading days prior to the notice of intent to convert. In no event shall the conversion rate be lower than $0.05 per share.

Global Visionary has a limited exclusive license with SOKAP, a Canadian corporation. SOKAP provides business intelligence in deal sourcing and target vetting. Through their proprietary geo-targeting software platform, the acquisition targets have the opportunity to market their products and services in a unique way through licensing specific territories for the sale of their products or services. This creates a unique sales channel opportunity that does not currently have any competitors.

We believe that the acquisition of Global Visionary represents a beneficial opportunity to diversify and expand our business platform to attract a larger audience of potential investment targets.

The Company has no plans or intention to be acquired or merge with an operating business entity nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type transaction.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to fully develop our plan of operation.

For these reasons our auditors stated in their report included in this prospectus that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist us in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our historical financial statements. We have identified and disclosed accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Results of Operations

We incurred a net loss of $491,999 for the year ended June 30, 2015. We had a working capital deficit of $237,700 as of June 30, 2015. We do not anticipate having positive net income in the immediate future. Net cash used by operations for the year ended June 30, 2015 was $107,419.

We continue to rely on advances to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurance that we will continue to have such advances available. We will not be able to continue operations without them. We are pursuing alternate sources of financing, but there is no assurance that additional capital will be available to the Company when needed or on acceptable terms.

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Fiscal year ended June 30, 2015 compared to the fiscal year ended June 30, 2014.

General and Administrative Expenses

We recognized general and administrative expenses of $339,085 and $51,183 for the years ended June 30, 2015 and 2014, respectively. The increase in general and administrative expense was primarily the result of increases in management fees and contract labor as the result of the Company beginning to implement its new business plan during fiscal 2015 as compared to fiscal 2014.

Interest Expense

Interest expense decreased from $39,617 for the year ended June 30, 2014 to $2,914 for the year ended June 30, 2015. Interest expense for the year ended June 30, 2015 included amortization of discount on convertible notes payable in the amount of $1,570, compared to $23,094 for the comparable period of 2014. The remaining decrease is the result of a higher level of debt during fiscal 2014.

Net Loss

We incurred a net loss of $491,999 for the year ended June 30, 2015 as compared to net income of $16,420 for the comparable period of 2014. The increase in the net loss was primarily the result of the increase in general and administrative expense as discussed above.

Liquidity and Capital Resources

We anticipate needing approximately of $425,000 to fund our operations and to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status, we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

We raised the cash amounts to be used in these activities from the sale of common stock and from advances. We currently have negative working capital of $237,700.

As of June 30, 2015, we had $0 of cash on hand. We do not have an adequate amount of cash on hand to fund our future operations.

We have no known demands or commitments and are not aware of any events or uncertainties as of June 30, 2015 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources

We had no material commitments for capital expenditures as of June 30, 2015 and 2014. However, should we execute our business plan as anticipated, we would incur substantial capital expenditures and require financing in addition to what is required to fund our present operation.

Additional Financing

Additional financing is required to continue operations. Although actively searching for available capital, the Company does not have any current arrangements for additional outside sources of financing and cannot provide any assurance that such financing will be available.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Plan of Operations

We received $297,000 from the private sale of 10,000,000 unregistered shares, as of May 24, 2014. We received $19,500 from the private sale o f 3,900,000 shares of common stock during March 2015. We anticipate that for the next twelve months we will require not less than $425,000 of financing in addition to the $316,500 we received from the sale of the 13,900,000 shares. We have also issued debt in the amount of $100,000 used as part of the purchase price of the membership interest in Global Visionary Investments LLC.

We forecast the requirement for additional financing in the amount of $425,000 during the following twelve months at the following time and in the following amounts:

  $100,000 will be required on or before 3 months to recruit employees, expand office space and acquire IT hardware and software;

  $75,000 will be required on or before 5 months to solicit businesses that are candidates for our incubator process;

  $100,000 will be required at the end of the seventh month to launch one or more incubation projects that have been identified from our previous two month search;

  $150,000 will be required from the end of the seventh month to the end of the twelfth month to finance the development and growth of the start-up businesses and companies we have chosen as incubator clients.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders of up to 3,900,000 shares of our common stock that were acquired in a private offering that was closed on March 12, 2015. We have agreed to register the resale of such shares of common stock pursuant to the terms of the Stock Purchase Agreements, dated as of March 6, 2015 by and among us and each of the purchasers of our common stock that is registered for resale by this prospectus.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the date of this prospectus. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Based on the information provided to us by the selling stockholders as of the date of this prospectus, assuming that the selling stockholders sell all of the shares of our common stock being registered hereunder and do not acquire any additional shares, the selling stockholders will not own any shares of our common stock after the completion of any offering of the shares being registered hereunder.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Our calculation of the percentage of beneficial ownership is based on 14,083,927 shares of common stock outstanding as of October 13, 2015 .

We do not have and have not had any preexisting relationship or transactions with the selling stockholders for the immediately past three years.

Name and address of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage Beneficially Owned Before the Offering	Number of Shares to be Sold in the Offering	Number of Shares Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Vista View Ventures, Inc. 3960 Howard Hughes Parkway Las Vegas, NV 89169(1)	1,100,000	7. 81%	1,100,000	-0-	-0-

Montego Blue Enterprises Corporation 111 Bazile Daigle Road Lake Charles, LA 70607(2)	400,000	2.84%	400,000	-0-	-0-

The Jaxon Group Corp. 1740 N. Tallowood Drive Lake Charles, LA 70605(3)	1,200,000	8.52%	1,200,000	-0-	-0-

THM Consulting Corp. 2629 Lorraine Lane Lake Charles, LA 70605(4)	1,200,000	8.52%	1,200,000	-0-	-0-

TOTAL	3,900,000	27.69%	3,900,000	-0-	-0-

(1) Thomas J. Cloud, President of Vista View Ventures, Inc. may be deemed to have voting and dispositive control over the shares of our common stock held by Vista View Ventures, Inc.

(2) Monika Federowicz, President of Montego Blue Enterprises Corporation may be deemed to have voting and dispositive control over the shares of our common stock held by Montego Blue Enterprises Corporation.

(3) John Morrissey, President of The Jaxon Group Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by The Jaxon Group Corp.

(4) Thomas Morrissey, President of THM Consulting Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by THM Consulting Corp.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 20,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.

Common Stock

As of October 13, 2015 , there were 14,083,927 shares of our common stock outstanding, held by 96 stockholders of record, and 1,000,000 shares of our preferred stock outstanding.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. Dividends may be declared and paid on our common stock from lawfully available funds as and when determined by our board of directors.

Voting Rights

Except as otherwise required by the General Corporation Law of Delaware and the Series E Preferred Stock, the holders of common stock possess all voting powers for all purposes, including the election of directors. Each share of common stock has one vote on each matter submitted to a vote of our stockholders. The holders of shares of our common stock will vote together with all other shares of capital stock, if any, as a single class on all matters submitted for a vote or consent of stockholders.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Registration Rights

In connection with the issuance of the shares to the selling stockholders we entered into a registration rights agreement with the investors, in which we agreed to deliver to this prospectus and to (i) file a registration statement within 129 days after the Date of the Registration Rights Agreement enabling the investors to publicly sell the shares of common stock purchased pursuant to the Stock Purchase Agreement, (ii) (a) use our reasonable best efforts to cause the registration statement to become effective within as promptly as reasonably practicable after the filing thereof.

Preferred Stock

Our board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.000001 and ranks subordinate to our common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. No dividends may be declared or paid on the preferred stock.

In the event of any liquidation or winding up of the Company or the sale of all or substantially all of the assets of the Company, the holders of the preferred stock shall not be entitled to participate in any distributions.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

We are governed by the Delaware General Corporation Law (referred to as the "DGCL"). Our certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder's shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board's decision regarding a takeover or otherwise.

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Delaware Anti-Takeover Statute

We are governed by Section 203 of the DGCL which impose additional requirements regarding mergers and other business combinations.

The provisions of the DGCL could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Limitations of Liability and Indemnification

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and other agents, to the fullest extent permitted by the DGCL, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director's duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation will not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our certificate of incorporation and bylaws, we may enter into indemnification agreements with our current director and executive officer. These agreements may provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys' fees, judgments, fines, and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We may also maintain directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Trading of our common stock is reported on the OTC Market Group, Inc.'s OTCQB tier under the symbol "SGNI."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF BUSINESS

Background

We were incorporated in Delaware in 1992, and in 1996 acquired all the assets of Infotechnology, Inc., a Delaware corporation, following the completion of Infotech's Chapter 11 Bankruptcy reorganization. As a result of a series of transactions during the 1980's, our business was the maintenance of our equity interest in and note receivable from Comtex News Network, Inc. and equity interest in Analex Corporation. Beginning September 25, 2006 and concluding October 1, 2006 we disposed of all our assets and terminated business operations.

After disposing of our assets, October 1, 2006, until the private sale of 10,000,000 unregistered shares, May 27, 2014, we were seeking candidates for a business combination. As a result we may have been considered a “ blank check ” company as defined in Section 3 (a)(51) of the Securities Exchange Act of 1934, because we were vigorously searching for an appropriate acquisition candidate. We identified an acquisition target and entered into a letter of intent on December 24, 2012 for a business combination. However the transaction did not go forward and the letter of intent was terminated August 6, 2013.

Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014 and receipt of proceeds in the amount of $297,000 along with receipt of the $19,500 that we raised through the sale of shares that are being offered for sale by the selling shareholders, we completed reorganizational matters, finalized our business plan and prepared the financial statements and other information presented in this prospectus.

StemGen is a business accelerator. It is in the business of investing in private companies and assisting those companies to execute their business plans. The Company searches for targets that have a market-ready product or process that requires additional assistance to move ahead and be a dominant player in their market. The targets must have a unique product or service that has the ability to disrupt or change the market in which they operate.

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We commenced implementation of our business plan when we purchased, by agreement dated May 15, 2015, Ironclad Group Holdings Corp.'s, 100% membership interest in Global Visionary Investments LLC, a Sugar Land, Texas based consulting and business planning company (“Global Visionary”) established in 2014, as a means to facilitate the process of driving possible target leads and vetting potential investments in those targets. We purchased Global Visionary for cash payments of $50,000 and the issuance of a convertible note for $100,000. As of June 30, 2015, we had paid $35,000 of the $50,000. The remaining $15,000 was paid after the close of the fiscal year. The convertible note matures on May 15, 2018 and bears interest at 10% per year. The note is convertible into shares of our common stock at 25% of the volume weighted average closing price of the Company’s common stock for the five trading days prior to the notice of intent to convert. In no event shall the conversion rate be lower than $0.05 per share.

Global Visionary has a limited exclusive license with SOKAP, a Canadian corporation. SOKAP provides business intelligence in deal sourcing and target vetting. Through their proprietary geo-targeting software platform, the acquisition targets have the opportunity to market their products and services in a unique way through licensing specific territories for the sale of their products or services. This creates a unique sales channel opportunity that does not currently have any competitors.

We believe that the acquisition of Global Visionary represents a beneficial opportunity to diversify and expand our business platform to attract a larger audience of potential investment targets.

StemGen, Inc. is a Delaware corporation. Our principal offices are located at 800 Town and Country Blvd., Suite 300, Houston, Texas 77024. We can be reached at (832) 431-3292.

Plan of Operation

Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014, and receipt of proceeds in the amount of $297,000 we began organic development as a business accelerator, developing potentially profitable ideas and offering supportive environments for entrepreneurs within the confines of a public company focused on building partnerships with clients to develop ideas or products in the areas of technology, eye tracking technology, imaging technologies, 3D printing, cloud databases, and leap motion technology.

Our business has commenced with the development of the process for identifying target companies, conducting due diligence process on the internal affairs of the target as well as it's intended industry and business. We are engaged in identifying consultants and consulting groups in our space who are qualified to assist with attracting potential candidates for our participation. Our ability to implement our business plan requires adequate financing. We anticipate that for the next twelve months we will require not less than $425,000 of financing in addition to the $19,500 we received from the sale of the  3,900,000 shares and the $100,000 we need to complete payment of the purchase price of Global Visionary Investments LLC. We forecast the requirement for financing during the following twelve months in the following increments:

  $100,000 will be required on or before 3 months to recruit employees, expand office space and acquire IT hardware and software;

  $75,000 will be required on or before 5 months to solicit businesses that are candidates for our incubator process;

  $100,000 will be required at the end of the seventh month to launch one or more incubation projects that have been identified from our previous two month search;

  $150,000 will be required from the end of the seventh month to the end of the twelfth month to finance the development and growth of the start-up businesses and companies we have chosen as incubator clients.

The Industry

The formal concept of business incubation began in the USA in 1959 when Joseph Mancuso opened the Batavia Industrial Center in a Batavia, New York, warehouse. (Stone, Mary (2008-04-24). "Mancuso, inventor of business incubator, dies". Rochester Business Journal. Retrieved 2008-04-24). The 1980s commenced the incubator growth in the United States and was facilitated with the creation of the National Business Incubator Association. During this time small business incubators became a preferred vehicle for providing assistance to new companies. A focus was to help homegrown entrepreneurs instead of attracting overseas companies. According to the National Business Incubation Association states as of October 2012, there were over 1,250 incubators in the United States, up from only 12 in 1980. NBIA estimates that there are about 7,000 business incubators worldwide. The incubation model has been adapted to meet a variety of needs, from fostering commercialization of university technologies to increasing employment in economically distressed communities to serving as an investment vehicle.

Cambridge, Mass.-based consulting firm New Markets Advisors illustrates the popularity of our business strategy by reporting that a "significant" portion of Fortune 500 companies--including Procter & Gamble, IBM, Walgreens and The Hershey Company--likely have some sort of incubator cooking in at least one business unit.

Stephen Wunker, managing director of New Markets Advisors, said: "Given the pace of change that threatens established businesses, incubators are becoming more and more important to create growth options." "For many organizations, having an internal incubator is like an insurance policy--if the market moves, the companies are ready to change directions or grow new business quickly."

More than half of all business incubation programs are "mixed-use" projects; that is, they work with clients from a variety of industries. Technology incubators account for 39% of incubation programs. (2006 State of the Business Incubation Industry).

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The NBIA describes one example of a specialized type of incubator is a bioincubator. Bioincubators specialize in supporting life science-based startup companies. Entrepreneurs with feasible projects in life sciences are selected and admitted for these programs.

Global Visionary Investments LLC.

Global Visionary was organized as a Texas limited liability company on the first day of April, 2014 with offices at Three Sugar Creek Center, Suite 100, Sugar Land, Texas 77478.  We can be reached at info@globalvisionaryllc.com and our website address is www.globalvisionaryinvestments.com. Information contained on our website does not constitute part of this prospectus.

Marketing and Services Strategy

We intend to market our services by advertising in print and electronic media, local networking, and by direct sales calls to dealerships, government agencies and individual consumers. We also intend to exhibit at regional auto, recreational vehicle and boat shows and other relevant trade shows. Finally, we plan to establish a website in order to market our services to potential customers. We are the early stages to market our services, to exhibit at regional shows, or to establish a website and there is no guarantee that we will ever be able to do so.

We intend to provide of emerging company candidates with the following services:

•	Help with business basics

•	Networking activities

•	Marketing assistance

•	Help with accounting/financial management

•	Access to bank loans, loan funds and guarantee programs

•	Help with presentation skills

•	Links to higher education resources

•	Links to strategic partners

•	Access to angel investors or venture capital

•	Advisory boards and mentors

•	Management team identification

•	Technology commercialization assistance

•	Help with regulatory compliance

•	Intellectual property management

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Client Selection Process.

We will not serve any and all companies. Entrepreneurs who wish to enter our business accelerator program must apply for admission. We will evaluate proposals from universities and other outsiders--so long as the entities are focused on new initiatives involving our target ideas and products.

We have developed an application process to become a candidate for our business technology accelerator based on the following elements:

•	Business potential

•	Technology and commercial viability

•	Quality of management team

•	Disruptive potential of the underlying business

•	Economic impact on the geographic community

The final selection process will be limited to applicants who are able to demonstrate the following characteristics:

•	A for-profit firm producing products or services for the marketplace.

•	In the early stages of development as a business, which generally means within the first two years of business operations, not yet profitable and still growing.

•	Show the ability to cash flow basic operating expenses while they are developing the business objectives.

•	Present a qualified management team

•	Identify a product, technology or service that, through the business accelerator's assistance, can be developed into a successful business.

•	Not be in direct competition with another entity already participating in our accelerator program.

In their audit report dated October 13, 2015 ; our independent auditors expressed their opinion that substantial doubt exists about our ability to continue as an ongoing business. We believe this qualification will be removed is we attract the capital to execute our business plan described in the preceding paragraphs.

Recent Developments

Common Stock Offering

On May 24, 2014 we received $297,000 from the private sale of 10,000,000 unregistered shares of common stock;

On March 11, 2015 we completed a private offering and sale of common stock to four accredited investors for gross proceeds to the Company of $19,500. In connection with the sale of the shares, we entered into a registration rights agreement with the investors, pursuant to which we agreed to register all of the investor’s shares of our common stock on a Form S-1 registration statement to be filed with the SEC within 120 calendar days after use our commercially reasonable efforts to cause such registration statement to be declared effective under the 1933 Act as promptly as reasonably practicable after the filing. The shares were issued on August 12, 2015.

Preferred Stock Offering

On June 27, 2014, our board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.000001 and ranks subordinate to our common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. As a result, the Series E Preferred Stock carries 66.67% voting control. See “Description of Capital Stock-Preferred Stock.”

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Other Key Employees

Name	Age	Title
John David Walls 800 Town and Country Blvd., Suite 300, Houston, Texas 77024	58	President, Secretary, Treasurer, Chief Executive Officer, Principal Financial Officer and Director

John David Walls has been our sole director and chief executive officer since January 20, 2015 and will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors.

Set forth below is the description of the backgrounds of our directors, executive officers and other key employees.

Biographical Information - John David Walls

John David Walls, age 57, brings 30 years of management and banking expertise to the Company. From 2004 until 2014, he served as Chief Financial Officer of Cardinal Tool Company, a private manufacturing and tool company in Forney, Texas. Mr. Walls holds a bachelor of business administration in finance and real estate from Baylor University. He also attended Southwestern Graduate School of Banking at Southern Methodist University.

We elected Mr. Walls to serve as our sole officer and director because he has a university business education and significant senior executive business experience. For those reasons, we have reason to believe and do believe he has the significant skills necessary to lead our company to successful execution of our business model.

Mr. Walls does not have a written employment or other compensatory agreement with the Company. He is being paid $10,000 per month for his services to the Company.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons was involved in any of the legal proceedings listen in Item 401(f) of Regulation S-K.

Arrangements

There are no arrangements or understandings between our sole executive officer and director and any other person pursuant to which he is to be selected as an executive officer or director.

Significant Employees and Consultants

We have no employees, other than our President, John David Walls.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers and employees.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our board, in accordance with the Delaware Business Corporations Act and our bylaws. Members of the board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board's deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

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In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director's role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Under the National Association of Securities Dealers Automated Quotations definition, an "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board's discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $120,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company's compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our outside auditor.

At the present time, we have no independent directors.

Lack of Committees

We do not presently have a separately designated audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, the sole director acts in those capacities. We believe that committees of the board are not necessary at this time given that we are in the exploration stage.

The term "Financial Expert" is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Mr. Walls does not qualify as an "audit committee financial expert." We believe that the cost related to retaining such a financial expert at this time is prohibitive, given our current operating and financial condition. Further, because we are in the development stage of our business operations, we believe that the services of an audit committee financial expert are not necessary at this time.

The Company may in the future create an audit committee to consist of one or more independent directors. In the event an audit committee is established, of which there can be no assurances given, its first responsibility would be to adopt a written charter. Such charter would be expected to include, among other things:

•

being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•	annually reviewing and reassessing the adequacy of the committee's formal charter;

•	reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;

•

reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing the independence of the independent auditors;

•

reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

•	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

•	all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

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Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the board for oversight. These risks include, without limitation, the following:

•	Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Risks and exposures relating to corporate governance; and management and director succession planning.

•	Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended June 30, 2015, we believe that our executive officers, directors and ten percent stockholders complied with all reporting requirements applicable to them as of the most recent fiscal year end.

EXECUTIVE COMPENSATION

Mr. Walls is paid $120,000 per year for his services to the company. He does not have a written employment agreement with the company.

The table below summarizes all compensation awards to, earned by, or paid to our named executive officer for all service rendered in all capacities to us for the fiscal years ended June 30, 2015 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

John David Walls	2015	42,231	—	—	—	—	—	—	42,231
CEO

Robert Wilson	2015	—	—	—	—	—	—	—	—
Former CEO	2014	—	—	—	—	—	—	—	—
	2013	—	—	—	—	—	—	—	—

C.W. Gilluly	2013	—	—	—	—	—	—	—	—
Former President

Employment Agreements & Retirement Benefits

None of our executive officers is subject to employment agreements, but we may enter into such agreements with them in the future. We have no plans providing for the payment of any retirement benefits.

Director Compensation

Directors receive no compensation for serving on the Board. We have no non-employee directors.

Our Board of Directors is comprised of John David Walls. Mr. Walls also serves as the CEO of the Company. None of our directors has or had a compensation arrangement with the Company for director services, nor have any of them been compensated for director services since the Company’s inception.

We reimburse our directors for all reasonable ordinary and necessary business related expenses, but we did not pay director's fees or other cash compensation for services rendered as a director in the year ended June 30, 2015 to any of the individuals serving on our Board during that period. We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors. We may pay fees for services rendered as a director when and if additional directors are appointed to the Board of Directors.

Director Independence

We do not currently have any independent directors and we do not anticipate appointing additional directors in the foreseeable future. If we engage further directors and officers, however, we plan to develop a definition of independence.

Grants of Plan Based Awards

There were no awards granted pursuant to a plan during fiscal 2015 .

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Outstanding Equity Awards as of June 30, 201 5

OUTSTANDING EQUITY AWARDS AT JUNE, 30, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)

John David Walls	—	—	—	—	—	—	—	—	—

Stock Vested From Inception Through June 30, 201 5

None of the named executive officers had options to exercise or stock awards subject to vesting during 2015.

Potential Payments Upon Termination or Change in Control

During the period from inception through June 30, 2015, none of the named executive officers had a right to receive payments upon termination other than accrued and unpaid salary and benefits through the date of termination and none of the named executive officers had a right to receive a payment in connection with a change in control of the company.

Employment Agreements

Presently, we have no written employment agreements.

Compensation Policies and Practices as they Relate to Risk Management

We reviewed and analyzed our compensation arrangements and determined that our compensation plans do not pose an unreasonable risk to the Company.

Compensation of Directors

Directors were reimbursed for reasonable out of pocket expenses incurred in attending meetings of the Board and other reasonable expenses related to the performance of their duties as a director.

In 2014, the Board commenced developing a compensation program for board members whereby each non-employee director and ex-officio Board member is entitled to an annual fee in cash, payable quarterly in arrears, as long as the director attends the meetings during each quarter. However, the amount of cash and other such compensation has not been established. The Board is exploring additional equity compensation for our non-employee directors in consideration of services rendered.

Audit Committee

The Company does not have an audit committee. The members of the Board perform the functions of an audit committee. The functions of the audit committee are to review the Company's internal controls, accounting policies and financial reporting practices; to review the financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; to review the services and fees of the independent auditors, including pre-approval of non-audit services and the auditors' independence; and to recommend the engagement of the independent auditors to serve the following year in examining the accounts of the Company.

We are not a listed issuer under SEC rules and are therefore not required to comply with the director independence requirements of any securities exchange. For this reason, while we adopted corporate governance committee guidelines, a nominating committee charter, a compensation committee charter and an executive committee charter, all functions of a corporate governance committee, nominating committee, audit committee, executive committee and compensation committee were, and continue to be performed by our entire Board.

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Corporate Governance and Limitations on Directors' and Officers' Liability

We have also adopted a code of business ethics, confidential information policy, executive committee and board of directors attendance policy as well as compensation policy for the Board.

Our directors and officers may be indemnified as provided by the general corporation law of Delaware, as amended.

Under the Delaware law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our articles of incorporation provide that we will indemnify our directors, officers, employees and agents to the fullest extent required by the Delaware statute, and shall indemnify such individuals to the extent permitted by statute. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Delaware law. We have not entered into indemnification agreements with each of our directors and officers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no changes in or disagreements with accountants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since July 1, 2012 the Company has not been a party to any transaction in which the amount involved exceeded or will exceed one percent of the average of our total assets at each year end and in which any of the person who serves as our director and executive officer or with any beneficial owners of more than 5% of our common stock, or entities affiliated with them, had or will have a direct or indirect material interest, except as described below:

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Landor Investment Corp., a Panama corporation, acquired control of the Company by the purchase of 10,000,000 newly issued unregistered shares of common stock on May 20, 2014 for the cash sum of $297,000.

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On June 27, 2014 Landor corporation acquire d 100% ( one million ) of the designated shares of the compan y’s Series E preferred stock . Landor is a Panamanian corporation with its principal office Calle 65 Este San Francisco, Local #35, Panama City Panama.

•

On August 8, 2012, we received a loan of $10,000 from Mr. Chip Brian in order to continue operations in the near term. The Company executed a $10,000 due on demand note to Mr. Brian, pursuant to which Mr. Brian advanced the Company $10,000 at a rate of 12%per annum. Both the principal and interest were payable to Mr. Brian on or before June 30, 2013. Additionally, the Company granted 12,500 shares of restricted common stock and a warrant to purchase an additional 12,500 shares of restricted common stock at an exercise price of $0.80 per share as an inducement for Mr. Brian to make the loan. As a result of this transaction, Mr. Brian became the beneficial owner of 25,000 shares of our common stock, which represented 13.60% of the outstanding stock as of that date.

•

On October 25, 2012, we received $3,000 from Dr. C.W. Gilluly, our former Chairman of the Board, President and Chief Executive Officer. The note had an interest rate of 12% per annum, was unsecured and had a due date of December 31, 2013.

•	On January 14, 2013, Mr. Brian terminated and cancelled his warrants to purchase 25,000 shares of the Company's common stock.

•	On August 21, 2013, we received $7,500 from Dr. Gilluly. This note had an interest rate of 12% per annum, was unsecured and had a due date of December 13, 2014.

•	On October 29, 2013, we received $5,000 from Dr. Gilluly. This note had an interest rate of 12% per annum, was unsecured and had a due date of December 13, 2014.

•	On January 17, 2014, we received $5,000 from Dr. Gilluly. This note had an interest rate of 6% per annum, was unsecured and had a due date of December 13, 2014.

•	During the year ended June 30, 2014, the Company repaid notes payable to Dr. Gilluly in the amount of $167,500.

•	During the year ended June 30, 2014, the Company repaid notes payable to Mr. Brian in the amount of $20,000.

•	During the year ended June 30, 2014, Dr. Gilluly and Mr. Brian forgave accrued interest payable by the Company in the amounts of $94,963 and $12,031, respectively.

26

Director Independence

Quotations for the Company's common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system and the OTC Markets, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, John David Walls, is also the Company's principal executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 13, 2015 with respect to the beneficial ownership of shares of common stock by (i) each person known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers and (iv) all executive officers and directors as a group.

	Shares of Capital Stock		Percentage Ownership
Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Number of Shares of Preferred Stock	Shares of Common Stock	Shares of Preferred Stock
Landor Investment Corp., Calle 65 Esta San Francisco, Local No. 35 Panama City, Panama (2)	10,105,442	1,000,000	71.75%	100%

Vista View Ventures, Inc. 3960 Howard Hughes Parkway Las Vegas, NV 89169 (3)	1,100,000	-0-	7.81%	-0-

The Jaxon Group Corp. 1740 N. Tallowood Drive Lake Charles, LA 70605 (4)	1,200,000	-0-	8.52%	-0-

THM Consulting Corp. 2629 Lorraine Lane Lake Charles, LA 70605 (5)	1,200,000	-0-	8.52%	-0-

John David Walls Director and Chief Executive Officer 800 Town and Country Blvd., Suite 300, Houston, Texas 77024	-0-	-0-	-0-	-0-%

All Executive Officers and Directors (1 person)	-0-	-0-	-0-	-0-%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and convertible securities held by that person that are currently exercisable or exercisable within 60 days of October 13 , 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

27

(2) Landor Investment Corp. also holds 1,000,000 shares of Series E Preferred Stock of the Company. The holders of the Series E Preferred Stock have the right to consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock entitled to vote such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty six and two thirds of the voting rights of the Corporation.

(3) Thomas J. Cloud, President of Vista View Ventures, Inc. may be deemed to have voting and dispositive control over the shares of our common stock held by Vista View Ventures, Inc.

(4) John Morrissey, President of The Jaxon Group Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by The Jaxon Group Corp.

(5) Thomas Morrissey, President of THM Consulting Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by THM Consulting Corp.

Future sales by existing stockholders

A total of 10,000,000 shares of common stock were issued to our majority stockholder, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a former “shell company”, Rule 144 is not available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price of our common stock and the shares we are offering.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	a distribution in accordance with the applicable rules of the Securities and Exchange Commission and the Securities Act;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

28

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

29

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws and the selling stockholders' expenses; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Sonfield & Sonfield, Houston, Texas, counsel to the Company.

EXPERTS

The financial statements of StemGen, Inc. as of June 30, 201 5 and June 30, 2014, have been included herein in reliance upon the reports of ANTON & CHIA, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to the common stock being offered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common stock offered by this prospectus, please review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of this material can also be obtained from the public reference section of the SEC at prescribed rates, or accessed at the SEC's website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

30

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of StemGen, Inc.

We have audited the accompanying consolidated balance sheets of StemGen, Inc. (“the Company”) as of June 30, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. StemGen, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StemGen, Inc. as of June 30, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licenses or others. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anton & Chia, LLP
Newport Beach

October 13, 2015

F-2

STEMGEN, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	June 30, 2014
ASSETS

CURRENT ASSETS
Cash	$—	$80
Total current assets	—	80

TOTAL ASSETS	$—	$80

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$236,666	$—
Cash overdraft	1,034	—
Total current liabilities	237,700	—

Convertible notes payable, net of discount of $220,235 and $0, respectively	1,570	—
Accrued interest payable	1,344	—
TOTAL LIABILITIES	240,614	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value; 20,000,000 authorized; 10,183,927 shares issued and outstanding at June 30, 2015 and June 30, 2014	10,184	10,184
Series E Preferred Stock, $0.000001 par value; 1,000,000 shares authorized; 1,000,000 and no shares issued and outstanding at June 30, 2015 and June 30, 2014, respectively	1	—
Common stock payable	19,500	—
Additional paid-in capital	1,046,242	814,438
Accumulated deficit	(1,316,541)	(824,542)
Total stockholders’ equity (deficit)	(240,614)	80

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$—	$80

The accompany notes are an integral part of these consolidated financial statements.

F-3

STEMGEN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended June 30,
	2015	2014

OPERATING EXPENSES
General and administrative expenses	$339,085	$51,183
Impairment of intangible assets	150,000	—

LOSS FROM OPERATIONS	$(489,085)	$(51,183)

OTHER INCOME (EXPENSE)
Interest expense	(2,914)	(39,617)
Gain on forgiveness of debt	—	107,220
Total other income (expense)	(2,914)	67,603

NET INCOME (LOSS)	$(491,999)	$16,420

NET INCOME (LOSS) PER COMMON SHARE – Basic and diluted	$(0.05)	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – Basic and diluted	10,183,927	1,307,215

The accompany notes are an integral part of these consolidated financial statements.

F-4

STEMGEN, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Series E Preferred Stock		Common Stock	Additional Paid In	Accumulated	Total Equity
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	(Deficit)

BALANCE, June 30, 2013	183,927	$184	—	$—	$—	$527,438	$(840,962)	$(313,340)

Common shares issued for cash	10,000,000	10,000	—	—	—	287,000	—	297,000
Net income	—	—	—	—	—	—	16,420	16,420

BALANCE, June 30, 2014	10,183,927	$10,184	—	$—	$—	$814,438	$(824,542)	$80

Common stock payable issued for cash	—	—	—	—	19,500	—	—	19,500
Preferred stock issued for services	—	—	1,000,000	1	—	9,999	—	10,000
Discount on issuance of convertible note payable	—	—	—	—	—	221,805	—	221,805
Net Loss	—	—	—	—	—	—	(491,999)	(491,999)

BALANCE, June 30, 2015	10,183,927	$10,184	1,000,000	$1	$19,500	$1,046,242	$(1,316,541)	$(240,614)

The accompany notes are an integral part of these consolidated financial statements.

F-5

STEMGEN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended June 30,
	2015	2014

OPERATING ACTIVITIES:
Net income (loss)	$(491,999)	$16,420
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of discount on convertible note payable	1,570	23,094
Impairment of intangible asset	150,000	—
Gain on forgiveness of debt	—	(107,220)
Preferred stock issued for services	10,000	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	221,666	(46,721)
Accounts payable and accrued liabilities, related party	—	(24,857)
Accrued interest payable	1,344	16,524
NET CASH USED IN OPERATING ACTIVITIES	(107,419)	(122,760)

INVESTING ACTIVITIES:
Acquisition of subsidiary	(35,000)	—
NET CASH USED IN INVESTING ACTIVITIES	(35,000)	—

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	19,500	297,000
Proceeds from convertible notes payable	121,805	—
Cash overdraft	1,034	—
Repayment of related party advances	—	(197,500)
Proceeds from related party advances	—	22,500)
NET CASH PROVIDED BY FINANCING ACTIVITIES	142,339	122,000

NET INCREASE (DECREASE) IN CASH	(80)	(760)

CASH, at the beginning of the year	80	840

CASH, at the end of the year	$—	$80

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

Noncash investing and financing transaction:
Refinancing of advances into convertible notes payable	$121,805	$—
Beneficial conversion on convertible note payable	$221,805	$—
Convertible note payable issued for acquisition of subsidiary (See Note 4)	$100,000	$—

The accompany notes are an integral part of these audited consolidated financial statements.

F-6

STEMGEN, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

Note 1. Background Information

StemGen, Inc (the “Company”) was incorporated in Delaware in 1992, and in 1996 received all remaining assets of Infotechnology, Inc. (“Infotech”), a Delaware company, following the completion of Infotech’s Chapter 11 Bankruptcy reorganization, in accordance with an Assignment and Assumption Agreement, dated October 11, 1996, and effective as of June 21, 1996. As a result of a series of transactions during the 1980’s, Infotech, then principally engaged in the information and communications business, acquired equity interests in Comtex News Network, Inc. (“Comtex”) and Analex Corporation (“Analex”), formerly known as Hadron, Inc. Our business was the maintenance of our equity interest in and note receivable from Comtex and equity interest in Analex.

On September 25, 2006, we exchanged the equity investment in Comtex common stock and the Note Receivable from Comtex of $856,954, for 55,209 shares of the StemGen Series A Preferred stock. We no longer have an equity interest in either the common stock of Comtex or the Note from Comtex.

During October 2006, we sold the remaining 21,000 shares of common stock of publicly held Analex, a defense contractor specializing in systems engineering and developing innovative technical intelligence solutions in support of U.S. national security. We no longer have an equity interest in Analex.

On December 24, 2012, the Corporation received a nonrefundable deposit of $32,500 under a Letter of Intent (“LOI”) which it entered into on December 11, 2012 with StemGen Inc. a Nevada corporation. Effective February 5, 2013, the Company amended its Certificate of Incorporation. As a result of the Amendment, the Company’s corporate name changed from Amasys Corporation to StemGen, Inc. and a reverse stock split was effectuated where all the outstanding shares of the Company’s common stock were exchanged at a ratio of one for eighty. The LOI was terminated on August 6, 2013.

Since we redeemed and converted all of our outstanding Series A Preferred Stock at the end of September 2006, starting October 1, 2006 through June 30, 2014, we had not conducted any business operations.

StemGen is a business accelerator. It is in the business of investing in private companies and assisting those companies to execute their business plans. The Company searches for targets that have a market-ready product or process that requires additional assistance to move ahead and be a dominant player in their market. The targets must have a unique product or service that has the ability to disrupt or change the market in which they operate.

On June 27, 2014, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.01 and ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. On the same date, the Company issued 1,000,000 shares of Series E Preferred stock to Landor Investment Corp. (“Landor”) in exchange for services valued at $10,000. On the date of the transaction, Landor held 99.2% of our common stock.

On May 15, 2015, we purchased 100% of the membership interests in Global Visionary Investments LLC, a business advisory services company, (“Global Visionary”) as a means to facilitate the process of driving possible target leads and vetting potential investments in those targets. We purchased Global Visionary for cash payments of $50,000 and the issuance of a convertible note for $100,000. As of June 30, 2015, we had paid $35,000 of the $50,000. The remaining $15,000 was paid after the close of the fiscal year. The convertible note matures on May 15, 2018 and bears interest at 10% per year. The note is convertible into shares of our common stock at 25% of the volume weighted average closing price of the Company’s common stock for the five trading days prior to the notice of intent to convert. In no event shall the conversion rate be lower than $0.05 per share.

F-7

Global Visionary has a limited exclusive license with SOKAP, a Canadian corporation. SOKAP provides business intelligence in deal sourcing and target vetting. Through their proprietary geo-targeting software platform, the acquisition targets have the opportunity to market their products and services in a unique way through licensing specific territories for the sale of their products or services. This creates a unique sales channel opportunity that does not currently have any competitors.

We believe that the acquisition of Global Visionary represents a beneficial opportunity to diversify and expand our business platform to attract a larger audience of potential investment targets.

Note 2. Going Concern

For the fiscal year ended June 30, 2015, the Company had a net loss of $491,999 and negative cash flow from operations of $107,419. As of June 30, 2015, the Company has negative working capital of $237,700.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will continue to advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raises doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company that will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Note 3. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts and operations of StemGen, Inc., and its wholly-owned subsidiary, Global Visionary Investments LLC (collectively referred to as the “Company”). All material intercompany accounts and transactions are eliminated in consolidation.

F-8

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less. Cash was $0 and $80 at June 30, 2015 and June 30, 2014, respectively. There are no cash equivalents.

Impairment of Long-Lived and Intangible Assets

Long-lived and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived or intangible asset may not be recoverable. The carrying amount of a long-lived or intangible asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived or intangible asset exceeds its fair value. During the year ended June 30, 2015, the Company determined that intangible assets related to the acquisition of GVI were impaired. The Company wrote off intangible assets and recognized a loss of $150,000.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of June 30, 2015 or June 30, 2014.

Revenue Recognition

The Company follows ASC 605, Revenue Recognition recognizing revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

Share-based Expense

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the year ended June 30, 2015 and 2014 was $10,000 and $0, respectively.

F-9

Earnings (Loss) per Common Share

The Company computes basic and diluted earnings per common share amounts in accordance with ASC Topic 260, Earnings per Share. The basic earnings (loss) per common share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per common share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no dilutive shares outstanding for any periods reported.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms that is not significantly different from its stated value.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration .

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Note 4. Acquisition of Global Visionary Investments LLC

On May 15, 2015, we purchased 100% of the membership interests in Global Visionary Investments LLC, a business advisory services company, (“Global Visionary”) as a means to facilitate the process of driving possible target leads and vetting potential investments in those targets. We purchased Global Visionary for cash payments of $50,000 and the issuance of a convertible note for $100,000. As of June 30, 2015, we had paid $35,000 of the $50,000. The remaining $15,000 was paid after the close of the fiscal year. The convertible note matures on May 15, 2018 and bears interest at 10% per year. The note is convertible into shares of our common stock at 25% of the volume weighted average closing price of the Company’s common stock for the five trading days prior to the notice of intent to convert. In no event shall the conversion rate be lower than $0.05 per share.

Global Visionary has a limited exclusive license with SOKAP, a Canadian corporation. SOKAP provides business intelligence in deal sourcing and target vetting. Global Visionary paid a one-time fee of $10,000 prior to being acquired by the Company. The Company will be required to pay a continuing 5% royalty of the net profit generated from the use of the software.

The Company valued the acquisition of GVI as an intangible asset of $150,000, because GVI did not have any operations or identifiable assets or liabilities at the time of acquisition. On June 30, 2015, the Company determined that the intangible asset was impaired under GAAP, because there was no supportable estimates for future projected cash flows of GVI.

We evaluated the terms of the convertible note in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to our common stock. We determined that the conversion features did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. We evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. Therefore, we recognized a beneficial conversion feature of $100,000. We recorded the beneficial conversion features as an increase in additional paid-in capital and a discount to the convertible notes. We amortize the discounts to the convertible note to interest expense over the life of the note using the effective interest method. The discount is amortized at an effective interest rate of 227.53%.

Note 5. Advances from Third Parties

During the year ended June 30, 2015, Vista View Ventures, Inc. advanced $121,805 to the Company for working capital. These advances are non-interest bearing and payable on demand. During the same period, the Company refinanced $121,805 of the advances into convertible notes payable with Vista View Ventures, Inc. As of June 30, 2015 and June 30, 2014, advances in the amount of $0 and $0, respectively, are included in current liabilities on the consolidated balance sheets. See Note 7.

Note 6. Income Taxes

There is no current or deferred income tax expense or benefit for the period ended June 30, 2015.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference for the years ended June 30, 2015 and 2014 are as follows.

	2015		2014
	Amount	Percent	Amount	Percent
Tax benefit at U.S. statutory rate	$172,200	35%	$(6,700)	(41)%
State Income taxes
Less: amortization of discount on convertible notes	(550)	(0)%	—	—%
Less: stock based compensation	(3,500)	(1)%	—	—%
Less: valuation allowance	(168,150)	(34)%	—	—%
Use of prior years’ net operating loss carry forward	—	—%	6,700	41%
Net tax benefit	$—	—%	$—	—%

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Note 7. Convertible Notes Payable

Convertible notes payable consisted of the following at June 30, 2015:

	June 30, 2015	June 30, 2014

Convertible note in the original principal amount of $36,340, issued March 31, 2015 and maturing March 31, 2017, bearing simple interest at 10% per year, and convertible into common stock at a rate of $0.90 per share	$36,340	$—
Convertible note in the original principal amount of $100,000, issued May 15, 2015 and maturing May 15, 2018, bearing simple interest at 10% per year, and convertible into common stock at the greater of 25% of the VWAP of the Company’s common stock or $0.05 per share	100,000	—
Convertible note in the original principal amount of $85,465, issued June 30, 2015 and maturing June 30, 2017, bearing simple interest at 10% per year, and convertible into common stock at a rate of $0.05 per share	85,465	—

Total convertible notes payable	$221,805	$—

Less: discount on noncurrent convertible notes payable	(220,235)	—
Convertible notes payable, net of discount - noncurrent	$1,570	$—

All principal along with accrued interest is payable on the maturity date. The notes are convertible into common stock at the option of the holder. The holder of the notes cannot convert the notes into shares of common stock if that conversion would result in the holder owning more than 4.9% of the outstanding stock of the Company.

Convertible notes issued

During the year ended June 30, 2015, the Company signed convertible promissory notes of $121,805 in total with Vista View Ventures Inc., which refinanced non-interest bearing advances. These notes are payable at maturity and bear interest at 10% per annum. The holder of the notes may not convert the convertible promissory note into common stock if that conversion would result in the holder owing more than 4.99% of the number of shares of common stock outstanding on the conversion date. The convertible promissory notes are convertible into common stock at the option of the holder.

Date Issued	Maturity Date	Interest Rate	Conversion Rate Per Share	Amount of Note

March 31, 2015	March 31, 2017	10%	$0.90	$36,340
June 30, 2015	June 30, 2017	10%	0.05	85,465
Total				$121,805

We evaluated the application of ASC 470-50-40/55, Debtor’s Accounting for a Modification or Exchange of Debt Instrument as it applies to the note listed above and concluded that the revised terms constituted a debt modification rather than a debt extinguishment because the present value of the cash flow under the terms of the new instrument was less than 10% from the present value of the remaining cash flows under the terms of the original note. No gain or loss on the modifications was required to be recognized .

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We evaluated the terms of the new notes in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying common stock is indexed to the our common stock. We determined that the conversion features did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. We evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. Therefore, we recognized beneficial conversion features in the amounts of $36,340 and $85,465 on March 31, 2015 and June 30, 2015, respectively. We recorded the beneficial conversion features as an increase in additional paid-in capital and a discount to the convertible. Discounts to the convertible notes are amortized to interest expense over the life of the note. The discounts are amortized using the effective interest method at an effective interest rate of 278.22% and 277.10% for the convertible notes dated March 31, 2015 and June 30, 2015, respectively.

Note 8. Debt Repayment Commitments

We have commitments to repay the following debt over the next five years:

	Year ending June 30,
	2016	2017	2018	2019	2020	Total

Convertible notes	—	$121,805	$100,000	—	—	$221,805

Total	—	$121,805	$100,000	—	—	$221,805

Note 9. Shareholders’ Equity (Deficit)

On April 13, 2015, we filed a certification of correction with the State of Delaware to correct the par value of our common stock to $0.001 per share. The number of common shares authorized remained at 20,000,000.

On March 11, 2015 we completed a private offering and sale of common stock to four accredited investors for gross proceeds to the Company of $19,500. In connection with the sale of the shares, we entered into a registration rights agreement with the investors, pursuant to which we agreed to register all of the investor’s shares of our common stock on a Form S-1 registration statement to be filed with the SEC within 120 calendar days after use our commercially reasonable efforts to cause such registration statement to be declared effective under the 1933 Act as promptly as reasonably practicable after the filing.

On June 27, 2014, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.000001 and ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. As a result, the Series E Preferred Stock carries 66.67% voting control. On October 8, 2014, the Company issued 1,000,000 shares of Series E Preferred stock to Landor Investment Corp. (“Landor”) in exchange for services valued at $10,000. On the date of the transaction, Landor held 99.2% of our common stock.

Note 10. Management Fees

Services Provided by KM Delaney & Assoc.

During the year ended June 30, 2015, KM Delaney & Assoc. (“KMDA”) has provided office space and certain administrative functions to us. The services provide include a furnished executive suite, use of office equipment and supplies, accounting and bookkeeping services, treasury and cash management services, financial reporting, and other support staffing requirements. We have agreed to pay KMDA $18,000 per month for these services during the calendar year ending December 31, 2015. During the year ended June 30, 2015, KMDA billed us $176,262 for those services. As of June 30, 2015, we owed KMDA $176,262. No such services were provided during the year ended June 30, 2014. These amounts are included in accounts payable and accrued liabilities on the balance sheet.

Note 11. Subsequent Events.

On August 12, 2015, the Company issued 3,900,000 shares of its common stock to four accredited investors from the previously completed private offering and sale of common stock. See Note 9.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the common stock being registered. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

Accounting fees and expenses	$2,500
Legal fees and expense	$25,000
Blue Sky fees and expenses	$0
Miscellaneous and SEC filing fee	$5,000
Total	$32,500

Item 14. Indemnification of Directors and Officers

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware (referred to as the "DGCL") provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our certificate of incorporation provides for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the DGCL.

The Company has not entered into an indemnification agreement with our directors and officers.

See "Item 17. Undertakings" for a description of the SEC's position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since January 1, 2012:

On August 8, 2012, The Company issued 12,500 shares of its common stock to Mr. Chip Brian as an inducement to make a loan of $10,000 to the Company. As a result of this transaction, Mr. Brian became the beneficial owner of 25,000 shares of our common stock, which represented 13.60% of the outstanding stock as of that date. The shares were sold without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Section 4(a)2 of the Securities Act of 1933 and Regulation D, Rule 506(b) thereunder. (1)

On May 20, 2014, we entered into a Stock Purchase agreement with Landor Investment Corp., a Panama corporation, to purchase 10,000,000 unregistered shares of our common stock for the cash consideration of USD $297,000. The shares were sold without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

On June 27, 2014, our board of directors designated 1,000,000 shares of Series E preferred stock. The shares were issued to Landor Investment Corp., a Panama corporation, for services valued at $10,000 without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

In accordance with the terms of a Stock Purchase Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015, the issuer sold 1,100,000 shares of common stock for cash consideration of $5,500 without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Section 4(a)2 of the Securities Act of 1933 and Regulation D, Rule 506(b) thereunder. (1)

In accordance with the terms of a Stock Purchase Agreement between the Company and Montego Blue Corporation, dated March 6, 2015, the issuer sold 400,000 shares of common stock for cash consideration of $2,000 without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Section 4(a)2 of the Securities Act of 1933 and Regulation D, Rule 506(b) thereunder. (1)

In accordance with the terms of a Stock Purchase Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015, the issuer sold 1,200,000 shares of common stock for cash consideration of $6,000 without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Section 4(a)2 of the Securities Act of 1933 and Regulation D, Rule 506(b) thereunder. (1)

In accordance with the terms of a Stock Purchase Agreement between the Company and THM Consulting Corp., dated March 6, 2015, the issuer sold 1,200,000 shares of common stock for cash consideration of $6,000 without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Section 4(a)2 of the Securities Act of 1933 and Regulation D, Rule 506(b) thereunder. (1)

(1) These investors were attracted without public solicitation and w e have reason to believ e the investors are “accredited investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
3.1(a)	Amended and Restated Certificate of Incorporation of Amasys Corporation, October 11, 1996. (2)
3.1(b)	Certificate of Amendment changing corporate name to Stemgen, Inc. filed January 23, 2013. (2)
3.2	Bylaws of Amasys Corporation. (2)
4.1	Registration Rights Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015. (2)
4.2	Registration Rights Agreement between the Company and Montego Blue Enterprises Corporation, dated March 6, 2015. (2)
4.3	Registration Rights Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015. (2)
4.5	Registration Rights Agreement between the Company and THM Consulting Corp., dated March 6, 2015. (2)
5.1	Opinion of Sonfield & Sonfield. (1)
10.01	Stock Purchase Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015. (2)
10.02	Stock Purchase Agreement between the Company and Montego Blue Corporation, dated March 6, 2015. (2)
10.03	Stock Purchase Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015. (2)
10.05	Stock Purchase Agreement between the Company and THM Consulting Corp., dated March 6, 2015. (2)
10.06	Stock Purchase Agreement between the Company and Landor Investment Corp. dated May 20, 2014. (2)
10.07	Membership Purchase Agreement between the Company and Ironclad Group Holdings Corp. (1)
23.1	Consent of Anton & Chia, LLP. (1)
23.2	Consent of Sonfield & Sonfield (included in the opinion filed as Exhibit 5.
101	Interactive Data File. (1)

___________

(1) Filed herewith

(2) Previously filed

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of an included in this registration statement as of the date it is first used after effectiveness; and

(5) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 19, 2015 .

StemGen, Inc.

By:	/s/ John David Walls
John David Walls Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated..

Date: October 19, 2015	/s/ John David Walls
John David Walls, Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer and Sole Director

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